Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Mad Catz Interactive, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California
November 5, 2014